UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 28, 2011

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-4141 (Commission File Number)	13-1890974 (IRS Employer Identification No.)

Two Paragon Drive Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 573-9700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2011, The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) appointed  Frederick Brace as Chief Financial Officer.  Mr. Brace fills the open position left by Brenda Galgano’s resignation from the Company as previously reported on Form 8-K filed on February 11, 2011.

Mr. Brace was appointed the Company's Chief Restructuring Officer on December 12, 2010.  Prior to that in August 2010 Mr. Brace was appointed the Company's Chief Administrative Officer.  From August 2009 to August 2010, Mr. Brace served as an independent member of the Company's board of directors.  Mr. Brace served as Executive Vice President and the Chief Financial Officer of UAL Corp., an air transportation company from August 2002 until his retirement in October 2008.  Mr. Brace also served as a member of the board of directors, chair of the audit and finance committees, and member of the executive committee of SIRVA, Inc. a relocation logistics services provider, from 2004 through 2008.  Mr. Brace also served as a member of the board of directors and of the audit committee of BearingPoint, Inc. a leading global management and technology consulting services firm during 2009.  Mr. Brace is also a member of the board of directors, the audit committee and the compensation committee of Anixter International, a communications, electrical wire and cable products distribution company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
Date: Mar. 31, 2011	By:	/s/ Christopher W. McGarry
	Name:	Christopher W. McGarry
	Title:	Senior Vice President and General Counsel